Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below appoints Brad S. Elliott and Chris M. Navratil, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brad S. Elliott Brad S. Elliott	Chairman and Chief Executive Officer (Principal Executive Officer)	April 22, 2026

/s/ Chris M. Navratil Chris M. Navratil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 22, 2026

/s/ Leon H. Borck Leon H. Borck	Director	April 22, 2026
/s/ Kevin E. Cook Kevin E. Cook	Director	April 22, 2026

/s/ Junetta M. Everett Junetta M. Everett	Director	April 22, 2026

/s/ Clint Kendric Fergeson Clint Kendric Fergeson	Director	April 22, 2026

/s/ Gregory L. Gaeddert Gregory L. Gaeddert	Director	April 22, 2026

/s/ Benjamin J. Hutton Benjamin J. Hutton	Director	April 22, 2026

/s/ Gregory H. Kossover Gregory H. Kossover	Director	April 22, 2026

/s/ James S. Loving James S. Loving	Director	April 22, 2026

/s/ Jerry P. Maland Jerry P. Maland	Director	April 22, 2026

/s/ Shawn D. Penner Shawn D. Penner	Director	April 22, 2026

/s/ D. Scott Rogerson D. Scott Rogerson	Director	April 22, 2026

/s/ Lisa A. Schlehuber Lisa A. Schlehuber	Director	April 22, 2026